| Form 424<br>(Revised 05/11)<br>Submit in duplicate to:<br>Secretary of State<br>P.O. Box 13697<br>Austin, TX 78711-3697<br>512 463-5555<br>FAX: 512/463-5709<br>**Filing Fee: See instructions** | **Certificate of Amendment** | This space reserved for office use.<br>FILED<br>In the Office of the<br>Secretary of State of Texas<br>APR 30 2026<br>Corporations Section |
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## Entity Information

The name of the filing entity is:

Inno Holdings Inc.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

- ☑ For-profit Corporation
- ☐ Nonprofit Corporation
- ☐ Cooperative Association
- ☐ Limited Liability Company
- ☐ Professional Corporation
- ☐ Professional Limited Liability Company
- ☐ Professional Association
- ☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is: 804231040

The date of formation of the entity is: September 08, 2021

## Amendments

### 1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

______________________________

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

### 2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

RECEIVED
APR 30 2026
Secretary of State

Registered Agent
(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be entity named above) by the name of:

_______________________________________________

**OR**

☐ B. The registered agent is an individual resident of the state whose name is:

| *First Name* | *M.I.* | *Last Name* | *Suffix* |
|---|---|---|---|

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C. The business address of the registered agent and the registered office address is:

| *Street Address (No P.O. Box)* | *City* | *State* | *Zip Code* |
|---|---|---|---|
| | | TX | |

### 3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ **Add** each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☑ **Alter** each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

See attachment.

☐ **Delete** each of the provisions identified below from the certificate of formation.

## Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

## Effectiveness of Filing (Select either A, B, or C.)

A. ☐ This document becomes effective when the document is filed by the secretary of state.

B. ☑ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: 08:30 a.m. CST, Monday, May 4, 2026

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: ____________________

The following event or fact will cause the document to take effect in the manner described below:

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## Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date: April 29, 2026

By: INNO HOLDINGS INC.

/s/ Ding Wei
Signature of authorized person

Ding Wei (Chairman of the Board and CEO)
Printed or typed name of authorized person (see instructions)

**CERTIFICATE OF AMENDMENT**
**TO THE AMENDED AND RESTATED**
**CERTIFICATE OF FORMATION**
**OF INNO HOLDINGS INC.**
**File Number: 804231040**

Pursuant to the applicable provisions of the Texas Business Organizations Code (the "TBOC"), Inno Holdings Inc. (the "Corporation") hereby adopts the following Certificate of Amendment to its Amended and Restated Certificate of Formation (the "Certificate of Formation").

**ARTICLE ONE**
**ENTITY INFORMATION**

The current name of the Corporation is Inno Holdings Inc. The Corporation is a Texas for-profit corporation. The file number issued to the Corporation by the Secretary of State is 804231040. The date of formation of the Corporation is September 8, 2021.

**ARTICLE TWO**
**APPROVALS**

The amendments to the Certificate of Formation set forth in this Certificate of Amendment were duly recommended by the Board of Directors of the Corporation. The amendment to increase the authorized share capital was adopted by the requisite vote of the holders of common stock of the Corporation at the 2026 annual meeting of stockholders held on March 2, 2026, in accordance with the applicable provisions of the Texas Business Organizations Code. The amendment to effect a reverse stock split was approved by the Board of Directors on April 8, 2026, pursuant to the authority previously granted by the stockholders at such annual meeting.

**ARTICLE THREE**
**AMENDMENTS**

The Certificate of Formation is hereby amended by replacing Article IV in its entirety as follows:

"Section 4.1 The aggregate number of shares of common stock that the Corporation shall have authority to issue is One Billion (1,000,000,000) shares of common stock, no par value (the "Common Stock").

Section 4.2 Effective as of May 4, 2026, 09:30 a.m. EST (the "Effective Time"), each twenty (20) issued and outstanding shares of Common Stock of the Corporation immediately prior to the Effective Time shall be combined and reclassified into one (1) fully paid and non-assessable share of Common Stock, no par value (the "Reverse Stock Split"), without any action on the part of the holders thereof. No fractional shares shall be issued in connection with the Reverse Stock Split, and any fractional shares resulting from the Reverse Stock Split shall be rounded up to the next whole share at the participant level.

Section 4.3 A shareholder of common stock of the Corporation shall have the right to one (1) vote per share, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

Section 4.4 No shareholder of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

Section 4.5 No holder of securities of the Corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the Corporation now or hereafter authorized to be issued, or securities held in the treasury of the Corporation, whether issued or sold for cash or other consideration or as a share dividend or otherwise. Securities of the Corporation may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable."

**ARTICLE FOUR**

**STATEMENT OF APPROVAL**

The amendments to the Certificate of Formation have been made in accordance with the TBOC and have been approved in the manner required by the TBOC and by the governing documents of the Corporation.

**ARTICLE FIVE**
**EFFECTIVENESS OF FILING**

This Certificate of Amendment to the Certificate of Formation becomes effective as of the effective time indicated on the filing with the Secretary of State of the State of Texas.

**ARTICLE SIX**
**EXECUTION**

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the Corporation to execute the filing instrument.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer as of April 29, 2026.

**INNO HOLDINGS INC.**

Date: April 29, 2026

By: /s/ Ding Wei
Name:Ding Wei
Title: CEO and Chairman